                                  EXHIBIT 4.1

     SPECIMEN CERTIFICATE OF COMMON STOCK, $0.01, PAR VALUE, OF THE COMPANY


[CERTIFICATE OF INCORPORATION OF COLLEGIATE PACIFIC INC.-STATE OF PENNSYLVANIA]


   COMMON STOCK                                                   COMMON STOCK

      NUMBER                                                         NUMBER
   CP

                            COLLEGIATE PACIFIC INC.
        INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA



                                          See reverse for certain definitions


   THIS CERTIFIES THAT




   is the owner and registered holder of


FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK OF THE PAR VALUE OF $.01 OF

=========================== COLLEGIATE PACIFIC INC. ===========================
transferable only on the books of the corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

   WITNESS the facsimile seal and facsimile signatures of its duly authorized officers.


Dated:
                                     [SEAL]
                     COLLEGIATE PACIFIC INC. CORPORATE SEAL
                                      1987
                                  PENNSYLVANIA


                    SECRETARY                                PRESIDENT
                                                             AUTHORIZED OFFICER

                                   CONTINENTAL STOCK TRANSFER AND TRUST COMPANY
                                                                 TRANSFER AGENT
                                                                  AND REGISTRAR